UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2007

Date of Report (Date of earliest event reported)

Andrew Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14617	36-2092797
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Westbrook Corporate Center, Suite 900, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)

(708) 236-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 14, 2007, the Company issued a press release relating to its litigation with TruePosition, Inc.  As a result of the jury verdict in the case, the Company plans to record a $45.3 million pre-tax charge to its earnings in the fourth quarter of fiscal 2007, which is our reasonable estimate of the probable loss if the jury verdict is not overturned.  As stated in the press release, the Company plans to vigorously pursue all available means to overturn the verdict.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

This filing contains forward-looking statements relating to the expected impact of the TruePosition litigation on Andrew’s business practices and financial performance. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. More information about potential factors which could affect Andrew’s business and financial results is included in Andrew’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Andrew on the date hereof, and Andrew assumes no obligation to update such statements.

Item 9.01 Financial Statements and Exhibits.

(d)                            Exhibits

99.1                      Press release dated September 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

	By	/s/ Marty R. Kittrell
	Name:	Marty R. Kittrell
	Title:	Executive Vice President
and Chief Financial Officer
Date: September 19, 2007